Exhibit 1.02

CONFLICT MINERALS REPORT OF

MOTOROLA SOLUTIONS, INC.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2013

I.	Introduction

This is the Conflict Minerals1 Report of Motorola Solutions, Inc. (may be referred to as “Motorola Solutions,” the “Company,” “we,” “us,” or “our”) for calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

In accordance in all material respects with Rule 13p-1, we undertook efforts to determine whether the necessary conflict minerals in our products were or were not “DRC conflict free.” The Company designed its efforts in conformity, in all materials respects, with the internationally recognized due diligence framework in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) (“OECD Framework”) and related Supplements for each of the conflict minerals.

The statements below are based on the due diligence activities performed to date and in good faith by Motorola Solutions and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Design of Due Diligence Measures

The Company designed its overall conflict minerals policies and procedures based on the five step framework of the OECD Framework, OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, (“OECD Due Diligence Guidance”) OECD Publishing and the supplements on tin, tantalum, tungsten and gold.

Our implementation of the five step framework consists of the following activities which are discussed in further detail in Section III.

1.	Development of Conflict Mineral Policies and Procedures.

2.	Risk Assessment of Potential Sources of Conflict Minerals in Our Supply Chain.

3.	Mitigation of Sourcing from Conflict Smelters/Refiners.

[1]	The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

4.	Auditing of Smelters/Refiners to Ensure Conflict Free Status.

5.	Reporting of Results of the above Activities.

Our efforts utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; the Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).

III.	Due Diligence Measures Performed by Motorola Solutions

The following outlines the measures taken to determine country of origin and to exercise due diligence in conformance with the five steps outlined in the OECD Due Diligence Guidance.

Step 1. Policy and Management System

a. Conflict Minerals Policy – As required by the OECD Framework, Motorola Solutions’ developed a policy which establishes the expectations of our suppliers to responsibly source products on a conflict free basis. The policy resides in our Supplier Code of Conduct and can be found at www.motorolasolutions.com/responsibility. It is periodically reviewed and updated, if necessary.

b. Company level grievance mechanism – As required by the OECD Framework, Motorola Solutions utilizes our internal Ethics Line to provide a grievance mechanism. All Motorola Solutions employees as well as those outside the Company can communicate directly and confidentially with the Office of Ethics. The Company prohibits retaliation against any individual for reporting concerns in good faith.

Step 2. Conduct Risk Assessment

Our risk assessment process relied on the Conflict Minerals Reporting Template and Conflict-Free Smelter Program developed by the Conflict Free Sourcing Initiative (“CFSI”) of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”). The following steps were taken as part of our risk assessment process:

a. Identify products in scope – Our internal cross functional group of employees assigned to our conflict-free minerals team reviewed the categories of products that we sell to determine the products that are in scope as described in the Adopting Release. As part of this process, the Company identified direct suppliers that provide products potentially containing conflict minerals.

b. Conduct Reasonable Country of Origin Inquiry (“RCOI”) – As part of the RCOI, the Company used the industry developed Conflict Minerals Reporting Template (“CMRT”). We evaluated the responses in the template to determine the reporting obligations based on the RCOI. We surveyed tier 1 direct suppliers that provide material and components for products that are within scope and, as needed, performed due diligence steps to identify the smelters and refiners who contribute refined conflict minerals to the Company.

c. Identify smelters/processors – The Company compared the smelters and refiners identified by direct suppliers in such supplier’s response to the CMRT against the list of smelter facilities designated as “conflict free” by CFSI’s independent third party smelter audit program. The Company collected the list of smelters/processors that are in our supply chain by utilizing the CMRT or other industry recognized methods/systems.

Step 3. Mitigate Risk

The Company undertook actions to mitigate risk, including identifying smelters/refiners that are not on the Conflict Free Smelter list (“CFS List”) and engaging in supplier communication. We compared the list of smelters/processors collected from suppliers to the CFS List developed by CFSI to determine which smelters/processors were identified as a conflict free smelter. In addition, we communicated to tantalum suppliers who have smelters and/or processors that are not on the CFS List to migrate their supply chain to those that are on the CFS List. Given the low number of smelters and/or refiners on the CFS List for tin, tungsten and gold, no specific request to migrate their supply chain was made in 2013. The communication also included a recommendation for a supplier to recommend that the smelter and/or refiner in their supply chain participate in the Conflict Free Smelter Program.

Step 4. Audit of Smelters/Refiners

Step four of the OECD Due Diligence Guidance recommends that downstream companies implement audits by cooperating through their industry organizations, and that downstream companies participate in and contribute to such organizations.

The Company is a member of CFSI, and as a member, the Company has supported the execution of the Conflict Free Smelter Program and has relied on the Conflict Free Smelter Program to develop information on the country and mine or location of origin of conflict minerals in the Company’s products. The efforts to determine mine or location of origin through CFSI is described on the CFSI website.

Step 5. Conflict Minerals Report

As a result of our due diligence measures, the Company has determined that materials in our products were derived from Covered Countries and that our products are conflict undeterminable at this time. We have made this determination because we were unable to determine the origin of the conflict minerals used in our products. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at www.motorolasolutions.com/investor.

IV.	Product Determination

On the basis of the measures described above, the Company has determined that as of December 31, 2013 our products are considered to be conflict undeterminable. The Company is making this determination because it does not have sufficient information from suppliers or other sources at this time to conclude whether the necessary conflict minerals are conflict free.

As a result of our efforts, we have concluded in good faith that, during 2013, and with respect to the necessary conflict minerals that originated or may have originated from the Covered Countries, a portion are sourced from the Covered Countries, a portion are not sourced from the Covered Countries and a portion are conflict undeterminable.

V.	Product Description

Products – The products subject to the disclosure includes public safety communications systems; professional and commercial two-way communication systems; rugged and enterprise-grade mobile computers and tablets; laser/imaging/radio frequency identification based data capture products; wireless local area network and integrated digital enhanced network infrastructure; and the devices, software and applications that are associated with these products.

Processing Facilities – Based on the responses received from our suppliers, the facilities listed in table 1 may have been used in the processing of conflict minerals used in our products.

VI.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. However, if we identify an upstream supplier is sourcing from or linked to any party providing direct or indirect support to non-state armed groups we will work with our supply chain to suspend or discontinue engagement with that upstream supplier. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted to further mitigate the risk that its necessary conflict minerals do not benefit armed groups, including:

•	Continue to collect responses from suppliers using tools such as the Conflict Minerals Reporting Template.

•	Compare and validate RCOI results to information collected via independent conflict free smelter validation programs such as the Conflict Free Sourcing Initiative.

•	Inform and encourage suppliers to transition to smelters identified by the due diligence process as “conflict free” by an independent audit program such as the Conflict Free Sourcing Initiative.

•	Enhance and expand corporate support of key in-region conflict free sourcing initiatives, like the Public-Private Alliance for Responsible Minerals Trade and Conflict Free Sourcing Initiative.

•	Continue to support implementation of closed pipe systems such as the Solutions for Hope Project and Conflict Free Tin Initiative.

•	Continue to allow verified conflict free material from the region to enter our supply chain.

VII.	Independent Private Sector Audit

Not required for calendar year 2013.

Table 1

SMELTERS CURRENTLY IDENTIFIED AS CONFLICT-FREE

This list contains identified conflict free smelters reported by Motorola Solutions suppliers using Conflict Minerals Reporting Template v. 2.03a. The data collection was completed as of March 31, 2014. The updated Conflict Minerals Reporting Template v. 3.0 was published by CFSI on April 9, 2014 and the list was updated to reflect the facilities confirmed in v. 3.0.

Metal	Smelter Name	Smelter Facility Location: Country	ID
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd	CANADA	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nihon Material Co. LTD	JAPAN	CID001259

Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Global Advanced Metals	UNITED STATES	CID000564
Tantalum	H.C. Starck Group	GERMANY	CID000654
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Kemet Blue Powder	UNITED STATES	CID000963
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879
Tantalum	Telex	UNITED STATES	CID001891
Tantalum	Ulba	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Mineração Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	OMSA	BOLIVIA	CID001337
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah	INDONESIA	CID001482
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180

SMELTERS NOT CURRENTLY IDENTIFIED AS CONFLICT-FREE

This list contains smelters that are not identified as conflict free, reported by Motorola Solutions suppliers using Conflict Minerals Reporting Template v. 2.03a. The data collection was completed as of March 31, 2014. The updated Conflict Minerals Reporting Template v. 3.0 was published by CFSI on April 9, 2014 and the list was updated to reflect the facilities confirmed in v. 3.0.

Metal	Smelter Name	Smelter Facility Location: Country	ID
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Asaka Riken Co Ltd	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	Caridad	MEXICO	CID000180
Gold	Cendres & Métaux SA	SWITZERLAND	CID000189
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328
Gold	DaeryongENC	KOREA, REPUBLIC OF	CID000333
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359

Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Hunan Chenzhou Mining Industry Group	CHINA	CID000767
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralectromed	RUSSIAN FEDERATION	CID000929
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093
Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal	NETHERLANDS	CID001573
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909

Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda	BRAZIL	CID001977
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973
Tin	China Rare Metal Materials Company	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
Tin	Jiangxi Nanshan	CHINA	CID000864
Tin	Kai Unita Trade Limited Liability Company	CHINA	CID000942
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	Liuzhou China Tin	CHINA	CID001070
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA	CID000218
Tungsten	HC Starck GmbH	GERMANY	CID000683
Tungsten	Hunan Chenzhou Mining Group Co	CHINA	CID000766
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co Ltd	JAPAN	CID000825
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xiamen Tungsten Co., Ltd	CHINA	CID002082
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236